UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2011

THE PMI GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13664	94-3199675
(Commission File Number)	(IRS Employer Identification No.)

PMI Plaza, 3003 Oak Road, Walnut Creek, California	94597-2098
(Address of Principal Executive Offices)	(Zip Code)

(925) 658-7878

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On November 28, 2011, The PMI Group, Inc. (“TPG”) received notice from the staff of NYSE Regulation, Inc. (“NYSE Regulation”) that NYSE Regulation has determined that TPG’s common stock is subject to delisting from the New York Stock Exchange (the “NYSE”) and that trading of TPG’s common stock has been suspended. NYSE Regulation indicated that in making this decision it considered TPG’s voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. In addition, NYSE Regulation indicated that it considered the actions taken by the Director of the Arizona Department of Insurance (the “Director”) on October 20, 2011 and the November 22, 2011 decision by the Superior Court of Arizona denying TPG’s motion to vacate the interim order directing the Director to take control and possession of TPG’s wholly-owned subsidiary, PMI Mortgage Insurance Co. Additionally, NYSE Regulation noted the uncertainty regarding the effect of the Director’s actions on TPG’s equity holders, that TPG had previously been notified that it had fallen below the NYSE’s continued listing standard for average closing price of less than $1.00 over a consecutive 30 trading day period, and that TPG has not filed its September 30, 2011 Form 10-Q.

As previously reported, the NYSE halted trading of TPG’s common stock on October 21, 2011, which was the last day that TPG’s common stock traded on the NYSE. TPG does not intend to take further action to appeal NYSE Regulation’s decision. It is therefore expected that TPG’s common stock will be delisted after the completion of NYSE Regulation’s application for delisting filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2011	The PMI Group, Inc.
(Registrant)

	By:	/s/ Donald P. Lofe, Jr.
Donald P. Lofe, Jr.
Executive Vice President,
Chief Financial Officer and
Chief Administrative Officer